OPEN LINE OF CREDIT APPLICATION AND TERMS AGREEMENT


APPLICATION
ALLIED Life Insurance Company ("Member") hereby applies to the Federal Home Loan Bank of Des Moines ("Bank") for an Open Line of Credit commitment beginning on the date of approval and ending one year from the date of approval, ("Ending Date") in the amount of $ 25,000,000.00

TERMS
      1. Member, through its authorized representative may request funds by telephone advice up to the approved Open Line of Credit limit. Funds will be available upon advice.

     2. Member may choose either an adjustable interest rate advance or a fixed-rate, fixed-term, non-prepayable advance as follows:
           a) For an adjustable interest rate advance, the interest rate will be set and charged daily on the outstanding advance amount. The interest amount will be deducted daily by the Bank from the member's demand account.

           b) For a fixed-rate, fixed-term, non-prepayable advance, the interest rate will be set at issuance. The interest amount will be charged to the member's demand account at maturity.

      3. Each adjustable interest rate advance funded under the Open Line of Credit will be available after the approval date and will mature on the Ending Date. Each fixed-rate, fixed-term, nonprepayable advance will be available after approval and will mature at the maturity date of the advance.

      4. Member represents and warrants that the Open Line of Credit amount requested does not exceed 15% of assets.

      5.The Bank shall have no obligation to make any advance under the Open
       Line of Credit unless the Bank is satisfied as to Member's continued creditworthiness and compliance with the terms of the Agreement for Advances, Pledge and Security Agreement ("AAPSA"). If adverse facts develop which make the member ineligible for Bank advances, the member must provide the Bank with immediate written notification of its ineligibility and the Bank may cancel this commitment.

      6.The fee for this Open Line of Credit commitment equals .05% times the amount of the commitment. This fee will be charged to the member's demand account on the date this application is approved by the Bank.




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     7.  This  Application  and  Terms  Agreement,  if  approved  by the  Bank, will constitute the Agreement between Member and Bank as to the Open Line of Credit and will be wholly incorporated into and become a part of the AAPSA


By signing this agreement, member hereby accepts the terms hereof.

ALLIED Life Insurance Company                           Date February 20, 1996
Member


By: Wendell P. Crosser                                   By: Timothy J. Callahan



Typed Name of Signer                           Typed Name of Signer

Vice President & Treasurer                     Investment Accounting Supervisor
Title                                          Title



      FOR FHLB USE
Date Approved:
       3-13-96                     FEDERAL HOME LOAN  BANK OF DES MOINES
Expiration Date:
     3-13-97                               By:George A. Kattermann
Amount Approved
    $25,000,000                            By: David J Waldrin
Commitment Number:
     11099703
Commitment Fee:
    $12,500


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                                 CERTIFICATION


      I, Sally J. Malloy, Assistant Secretary of ALLIED Life Insurance Company, 701 Fifth Avenue, Des Moines, Iowa certify the attached to be a true and correct copy of the resolution adopted by the Executive Committee of the Board of Directors on September 18, 1995.

                                                          Sally Malloy

                                                      Assistant Secretary

                                                             2/20/96